Exhibit 99.1

PRESS RELEASE

NUVASIVE REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

AND INCREASES FULL YEAR GUIDANCE

•	Third quarter total revenue increased 12.3% to $189.9 million;

•	Non-GAAP operating profit margin of 16.7%; GAAP operating margin of 8.6%;

•	Non-GAAP earnings of $9.6 million, or $0.19 per share; GAAP net loss of $(1.8) million, or $(0.04) per share;

•	Generated record quarterly free cash flow at $35 million;

•	Company increases guidance for full year 2014 revenue and non-GAAP earnings per share.

SAN DIEGO, October 30, 2014 - NuVasive, Inc. (Nasdaq: NUVA) (“NuVasive” or the “Company”), a medical device company focused on developing minimally disruptive surgical products and procedures for the spine, today announced financial results for the quarter ended September 30, 2014.

“We are pleased to report results for the third quarter 2014 that exceeded revenue expectations, generated record free cash flow and demonstrated strong progress toward our commitment to increase operating profitability,” said Alex Lukianov, Chairman and Chief Executive Officer of NuVasive. “Last quarter we announced our position as the #3 spine player globally. That is an incredible accomplishment for the entire NUVA family and we are proud that our strategy delivered continued market share gains in the third quarter. We are laser focused on delivering on our updated full year performance expectations with a strong finish to 2014. The combination of our dynamic share taking strategy with our well-defined levers for improving profitability is set to drive our growth this year and improve shareholder value over the next several years.”

A full reconciliation of non-GAAP to GAAP measures can be found in the tables of this press release.

Third Quarter 2014

NuVasive reported third quarter 2014 revenue of $189.9 million, a 12.3% increase compared to $169.2 million for the third quarter 2013.

GAAP gross profit for the third quarter 2014 was $142.2 million and gross margin was 74.9% compared to a gross profit of $125.9 million and a gross margin of 74.4% for the third quarter 2013.

Total GAAP operating expenses for the third quarter 2014 were $125.9 million compared to $114.3 million in the third quarter 2013. The increase in operating costs for the third quarter 2014 resulted primarily from investment to support international expansion.

The Company reported a GAAP net loss of $(1.8) million, or $(0.04) per share, for the third quarter 2014. GAAP net loss for the quarter included a tax rate of 128%, which was higher than anticipated primarily due to the mix of earnings. The higher than anticipated tax rate negatively impacted results by approximately $(0.08), all of which the Company expects to recover in the fourth quarter 2014 and is reflected in the revised increase to full year 2014 EPS guidance.

On a non-GAAP basis, the Company reported net income of $9.6 million, or $0.19 per share, for the third quarter 2014. The Non-GAAP earnings per share calculations for the third quarter 2014 exclude the following amounts pre-tax: (i) non-cash stock-based compensation of $8.2 million; (ii) certain intellectual property litigation expenses of $1.2 million; (iii) amortization of intangible assets of $3.1 million; (iv) a leasehold related charge of $2.2 million; (v) one-time and acquisition related items of $0.6 million; and (vi) non-cash interest expense on convertible notes of $3.7 million.

Cash, cash equivalents and short and long-term marketable securities were approximately $384.2 million at September 30, 2014. The Company generated $48.2 million in cash flows from operations and invested $13.1 million in capital expenditures, yielding $35.1 million for the third quarter 2014 in free cash flow, defined as operating cash flow less capital expenditures.

Annual Guidance for 2014

The Company provided the following updated projections to its full year 2014 guidance:

•

Revenue of approximately $755.0 million, which includes an incremental headwind from currency in the fourth quarter 2014, or 10% growth over 2013 revenue of $685.2 million; increased from previous guidance of approximately $745.0 million;

•	GAAP Loss per Share of approximately ($0.36); compared to previous guidance of approximately ($0.38);

•	Non-GAAP EPS of approximately $1.12; increased from previous guidance of approximately $1.11;

•	Non-GAAP Operating Margin of approximately 16.5%; unchanged from previous guidance;

•	GAAP effective tax expense of approximately $7.0 million; compared to previous guidance of approximately $6.0 million as a result of increased pre-tax earnings.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section of the Company’s website at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance

	2014 Guidance
	Prior [1]	Current [2]
GAAP earnings (loss) per share guidance	$(0.38)	$(0.36)
Impact of change from basic to diluted share count	0.02	0.02

GAAP earnings (loss) per share, adjusted to diluted share count	$(0.36)	$(0.34)
Non-cash stock based compensation	0.43	0.41
Litigation liability expense	0.36	0.36
Amortization of intangible assets	0.19	0.16
Non-cash interest expense on convertible notes	0.18	0.18
Intangible asset impairment	0.13	0.13
Leasehold related charges	0.09	0.13
Certain intellectual property litigation expenses	0.06	0.06
Acquisition related items [3]	0.03	0.03

Non-GAAP earnings per share guidance	$1.11	$1.12

Weighted shares outstanding - basic	47,500	46,750

Weighted shares outstanding - diluted	50,000	49,750

[1]	Effective tax expense rate of ~45% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments
[2]	Effective tax expense rate of ~70% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments
[3]	Acquisition related items include expenses associated with prior M&A related activity and as incurred

Reconciliation of Non-GAAP Operating Margin %

	2013 Actuals	2014 Guidance
		Prior	Current
Non-GAAP Gross Margin % [A]	74.8%	76.0%	76.0%
Non-cash stock based compensation	0.0%	0.0%	0.0%
Out-of-period royalty expense charge	-1.2%	0.0%	0.0%

GAAP Gross Margin [D]	73.7%	76.0%	76.0%

Non-GAAP Sales, Marketing & Administrative Expense [B]	55.9%	54.5%	54.5%
Non-cash stock based compensation	4.6%	4.6%	4.2%
Certain intellectual property litigation expenses	0.8%	0.7%	0.7%
Leasehold related charges	0.0%	0.9%	1.4%
Acquisition related items*	0.0%	0.2%	0.2%

GAAP Sales, Marketing & Administrative Expense [E]	61.3%	60.9%	61.0%

Non-GAAP Research & Development Expense [C]	4.1%	5.0%	5.0%
Non-cash stock based compensation	0.2%	0.2%	0.2%
Acquisition related items*	0.4%	0.2%	0.2%

GAAP Research & Development Expense [F]	4.7%	5.4%	5.4%

Litigation liability expense [G]	0.0%	4.1%	4.0%
Intangible asset impairment [H]	0.0%	1.4%	1.4%
Amortization of intangible assets [I]	2.8%	2.2%	1.8%

Non-GAAP Operating Margin % [A-B-C]	14.9%	16.5%	16.5%

GAAP Operating Margin % [D-E-F-G-H-I]	4.8%	2.0%	2.4%

*	Acquisition related items include expenses associated with prior M&A activity and as incurred

Reconciliation of Non-GAAP Information

Management uses certain Non-GAAP financial measures such as Non-GAAP earnings per share, Non-GAAP gross margin, Non-GAAP operating expenses, and Non-GAAP operating margin, which exclude non-cash stock-based compensation, certain intellectual property litigation expenses, amortization of intangible assets, a leasehold related charge, acquisition related items, non-cash interest expense on convertible notes, a litigation liability expense, an out-of-period royalty expense charge, and an intangible asset impairment charge. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the Non-GAAP financial measures provided in this earnings release excluding these costs and uses these Non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these Non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These Non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from Non-GAAP measures used by other companies. Set forth below are reconciliations of the Non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Third Quarter 2014 Results

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share
GAAP net loss		$(1,830)	$(0.04)
Impact of change from basic to diluted share count			—

GAAP net loss, adjusted to diluted share count		$(1,830)	(0.04)
Non-cash stock-based compensation	$8,231	4,939	0.10
Certain intellectual property litigation expenses	1,224	734	0.01
Amortization of intangible assets	3,071	1,843	0.04
Leasehold related charges	2,232	1,339	0.03
One-time and acquisition related items	575	345	0.01
Non-cash interest expense on convertible notes	3,704	2,222	0.04

Non-GAAP earnings		$9,592	0.19

GAAP weighted shares outstanding - basic and diluted			46,990

Non-GAAP weighted shares outstanding - diluted			49,796

Reconciliation of Year To Date 2014 Results

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share
GAAP net loss		$(24,194)	$(0.52)
Impact of change from basic to diluted share count			0.03

GAAP net loss, adjusted to diluted share count		$(24,194)	(0.49)
Non-cash stock-based compensation	$24,779	14,867	0.30
Certain intellectual property litigation expenses	$3,771	2,263	0.05
Amortization of intangible assets	$10,541	6,325	0.13
Intangible asset impairment charge	$10,708	6,425	0.13
Leasehold related charges	$9,164	5,498	0.11
One-time and acquisition related items	$2,966	1,780	0.04
Non-cash interest expense on convertible notes	$10,914	6,548	0.13
Litigation liability expense	$30,000	18,000	0.36

Non-GAAP earnings		$37,512	0.76

GAAP weighted shares outstanding - basic and diluted			46,546

Non-GAAP weighted shares outstanding - diluted			49,370

Conference Call

NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss these results. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com through November 28, 2014. In addition, a telephone replay of the call will be available until November 13, 2014. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use pin number: 13593345.

About NuVasive

NuVasive is an innovative global medical device company that is changing spine surgery with minimally disruptive surgical products and procedurally-integrated solutions for the spine. The Company is the third largest player in the $8.7 billion global spine market. NuVasive offers a comprehensive spine portfolio of more than 90 unique products developed to improve spine surgery and patient outcomes. The Company’s principal procedural solution is its Maximum Access Surgery, or MAS®, platform for lateral spine fusion. MAS was designed to provide safe, reproducible, and clinically proven outcomes, and is a highly differentiated solution with fully integrated neuromonitoring, customizable exposure, and a broad offering of application-specific implants and fixation devices designed to address a variety of pathologies.

NuVasive cautions you that statements included in this press release or made on the earnings call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the risk of further adjustment to financial results or future financial expectations; unanticipated difficulty in selling products, generating revenue or producing expected profitability; and those other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

###

Investor Contact:	Media Contact:

Carol Cox	Stacy Roughan
NuVasive, Inc.	NuVasive, Inc.
858-638-5533	858-909-1812
investorrelations@nuvasive.com	sroughan@nuvasive.com

NuVasive, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
(Unaudited)
Revenue	$189,918	$169,156	$558,090	$494,358
Cost of goods sold (excluding amortization and impairment of intangible assets)	47,719	43,291	135,849	131,131

Gross profit	142,199	125,865	422,241	363,227
Operating expenses:
Sales, marketing and administrative	113,746	102,085	348,820	306,243
Research and development	9,068	7,248	28,590	24,654
Amortization of intangible assets	3,071	4,974	10,541	14,263
Impairment of intangible assets	—	—	10,708	—
Litigation liability	—	—	30,000	—

Total operating expenses	125,885	114,307	428,659	345,160
Interest and other expense, net:
Interest income	241	157	691	560
Interest expense	(6,965)	(6,712)	(20,809)	(20,396)
Other (expense) income, net	(2,489)	3,137	(2,318)	2,937

Total interest and other expense, net	(9,213)	(3,418)	(22,436)	(16,899)

Income (loss) before income taxes	7,101	8,140	(28,854)	1,168
Income tax expense (benefit)	9,088	860	(4,065)	20

Consolidated net income (loss)	$(1,987)	$7,280	$(24,789)	$1,148

Net loss attributable to noncontrolling interests	$(157)	$(231)	$(595)	$(745)

Net loss attributable to NuVasive, Inc.	$(1,830)	$7,511	$(24,194)	$1,893

Net (loss) income per share attributable to NuVasive, Inc.:
Basic	$(0.04)	$0.17	$(0.52)	$0.04

Diluted	$(0.04)	$0.16	$(0.52)	$0.04

Weighted average shares outstanding:
Basic	46,990	44,572	46,546	44,339

Diluted	46,990	47,220	46,546	46,387

NuVasive, Inc.

Consolidated Balance Sheets

(in thousands, except par values and share amounts)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$130,657	$102,825
Short-term marketable securities	169,824	143,449
Accounts receivable, net of allowances of $4,696 and $3,481, respectively	108,367	104,774
Inventory, net	159,708	136,937
Deferred tax assets, current	37,049	37,076
Income tax receivable	13,809	—
Prepaid expenses and other current assets	10,216	10,947

Total current assets	629,630	536,008
Property and equipment, net	131,217	128,064
Long-term marketable securities	83,752	79,829
Intangible assets, net	72,210	93,986
Goodwill	154,512	154,944
Deferred tax assets, non-current	46,827	42,863
Restricted cash and investments	123,170	119,195
Other assets	28,065	24,679

Total assets	$1,269,383	$1,179,568

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$107,956	$86,057
Accrued payroll and related expenses	31,289	31,095
Current litigation liability	30,000	—

Total current liabilities	169,245	117,152
Senior Convertible Notes	356,974	346,060
Deferred tax liabilities, non-current	2,967	2,934
Litigation liability	93,700	93,700
Other long-term liabilities	14,088	14,844
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at September 30, 2014 and December 31, 2013, respectively, 47,038,365 and 44,943,233 issued and outstanding at September 30, 2014 and December 31, 2013, respectively	47	45
Additional paid-in capital	822,854	769,203
Accumulated other comprehensive income	(3,907)	(3,238)
Accumulated deficit	(194,412)	(170,218)
Less cost of treasury stock; 18,350 shares and 0 shares at September 30, 2014 and December 31, 2013, respectively	(664)	—

Total NuVasive, Inc. stockholders’ equity	623,918	595,792
Noncontrolling interests	8,491	9,086

Total equity	632,409	604,878

Total liabilities and stockholders’ equity	$1,269,383	$1,179,568

NuVasive, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2014	2013
(Unaudited)
Operating activities:
Consolidated net (loss) income	$(24,789)	$1,148
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	46,521	46,289
Amortization of non-cash interest	12,244	11,413
Stock-based compensation	24,779	24,002
Impairment of intangible assets	10,708	—
Reserves	4,062	2,649
Other non-cash adjustments	11,317	3,881
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(5,519)	(8,253)
Inventory	(27,190)	(16,749)
Prepaid expenses and other assets	(1,837)	(2,838)
Accounts payable and accrued liabilities	16,037	17,915
Litigation liability	30,000	(7,500)
Accrued payroll and related expenses	151	(1,824)

Net cash provided by operating activities	96,484	70,133
Investing activities:
Cash paid for business and asset acquisitions	(59)	(8,019)
Purchases of property and equipment	(45,692)	(38,018)
Purchases of marketable securities	(177,850)	(164,338)
Sales of marketable securities	142,051	183,756

Net cash used in investing activities	(81,550)	(26,619)
Financing activities:
Principal payment of 2013 Senior Convertible Notes	—	(74,311)
Tax benefits related to stock-based compensation awards	—	5,247
Proceeds from the issuance of common stock	15,341	3,492
Purchases of treasury stock	(664)	—
Other financing activities	(1,166)	(72)

Net cash provided by (used in) financing activities	13,511	(65,644)
Effect of exchange rate changes on cash	(613)	(553)

Increase (decrease) in cash and cash equivalents	27,832	(22,683)
Cash and cash equivalents at beginning of year	102,825	123,299

Cash and cash equivalents at end of year	$130,657	$100,616